UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2010

Juniper Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 745-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2010, Juniper Networks, Inc. (the "Company") held its annual meeting of stockholders at which the Company’s stockholders voted upon the following proposals described in the Company’s 2010 proxy statement: (1) To elect Robert M. Calderoni, William F. Meehan and Pradeep Sindhu to serve as Class II directors for a term of three years; (2) to approve an amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan that increases the number of shares reserved for issuance thereunder by thirty million (30,000,000) shares; and (3) to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010. All nominated directors were elected and the other proposals approved by the required stockholder vote. The final number of shares voted with respect to each proposal are as set forth below.

(1) Proposal for election of Class II directors*:

Robert M. Calderoni

For: 248,177,357; Withheld: 188,813,412

William F. Meehan

For: 431,493,220; Withheld: 5,497,549

Pradeep Sindhu

For: 424,622,979; Withheld: 12,367,790

*results exclude 30,039,520 broker non-votes

(2) Proposal to approve an amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan that increases the number of shares reserved for issuance thereunder by thirty million (30,000,000) shares*:

For: 274,928,237; Against: 161,885,917; Abstain 176,615

*results exclude 30,039,520 broker non-votes

(3) Proposal to ratify Ernst & Young LLP as auditors for the fiscal year ending December 31, 2010:

For: 460,345,046; Against: 6,561,125; Abstain: 124,118

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

May 18, 2010	By:	Mitchell L. Gaynor

Name: Mitchell L. Gaynor
Title: Senior Vice President and General Counsel